10f-3 REPORT


Smith Barney Income Funds
Smith Barney Convertible Fund

February 1, 2003 to July 31, 2003

Issuer:  Teekay Shipping, 7.250% due 2/16/06
Trade Date: 2/12/2003
Selling Dealer: Morgan Stanley
Amount:  45,400.00
Price:   25.000
% of Issue (1): 0.04%

(1) Represents purchases by all affiliated funds, may not exceed 25% of the principal amount of the offering.


10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
Morgan Stanley
Salomon Smith Barney


Issuer:  Sealed Air Corp 144A
Trade Date: 6/26/2003
Selling Dealer: Morgan Stanley
Amount:  3,200,000.00
Price:   100.00
% Received by Fund: 0.74%
% of Issue (1): 0.81% A

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
A - Includes purchases by other affiliated mutual funds and discretionary
    accounts in the amount of   300,000.00


10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
Citigroup
Credit Suisse First Boston Corp
Morgan Stanley

Co-Managers (s):
Banc of America Securities LLC
Lehman Brothers
Merrill Lynch & Co